UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 9, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 9, 2005, Integrated Electrical Services, Inc. (the “Company”), and Richard C. Humphrey entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), dated effective as of September 9, 2005, in connection with the employment of Mr. Humphrey as Chief Operating Officer. In addition to setting Mr. Humphrey’s annual salary, providing for an annual bonus upon attainment of certain goals and business objectives, and providing for severance payments upon certain events of termination by either the Company or Mr. Humphrey, the Employment Agreement sets forth certain obligations to which Mr. Humphrey has agreed with regard to non-competition, trade-secrets, and maintaining confidential information. The Employment Agreement has a term of three years. The Employment Agreement is included herein as Exhibit 10.1.

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On September 9, 2005, Integrated Electrical Services, Inc. issued a press release announcing the closing of the merger transaction discussed in Item 1.01 on Form 8-K filed September 9, 2005. This press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits Exhibit No. Description ----------- ----------- 10.1 Amended and Restated Employment Agreement of Richard C. Humphrey 99.1 Press Release dated September 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ David A. Miller ------------------------------- David A. Miller Senior Vice President and Chief Financial Officer

Dated: September 14, 2005

EXHIBIT INDEX

Exhibit No. Description ----------- ----------- 10.1 Amended and Restated Employment Agreement of Richard C. Humphrey 99.1 Press Release dated September 9, 2005